EXHIBIT 23.7

                       CONSENT OF INDEPENDENT AUDITORS

          We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) of Shawmut National Corporation of our independent auditors' report dated January 21, 1994, except for Note 17, as to which the date is March 2, 1994, with respect to the consolidated financial statements of Cohasset Savings Bank, included in the Current Report on Form 8-K of Shawmut National Corporation dated March 28, 1994.

          /s/ WOLF & COMPANY, P.C.

          Boston, Massachusetts
          June 8, 1994